Exhibit 4.2(f)

INSAT-ST2/Ku/DTH/01/2015
August 2015
Proprietary
Agreement No: INSAT-ST2 / Ku / DTH / 01 / 2015
between
Videocon d2h Limited
and
Satellite Communication and Navigation
Programme Office (SCNP)
Department of Space
Government of India
New BEL Road
Bangalore 560 231
for
Provision of Ku-band Space Segment Capacity
in INSAT-ST2 System
Date: August 01, 2015
ANTRIX CORPORATION LTD. BANGALORE
DEPARTMENT OF SPACE
GOVT. OF INDIA
VIDEOCON d2h LIMITED
MUMBAI

INSAT-ST2/Ku/DTH/01/2015
August 2015
Proprietary
AGREEMENT FOR THE PROVISION OF Ku-BAND SPACE SEGMENT CAPACITY IN THE INSAT-ST2 SYSTEM
This Agreement No: INSAT-ST2 / Ku / DTH / 01 / 2015 is entered into on this 1st day of August, 2015 by and between
THE PRESIDENT OF INDIA
acting through and represented by the
SECRETARY, DEPARTMENT OF SPACE, GOVERNMENT OF INDIA, hereinafter referred to as “DOS” (which expression shall unless excluded by or repugnant to the context be deemed to include its successor and assigns) of the ONE PART and,
Videocon d2h Limited, erstwhile Bharat Business Channel Limited, a company incorporated under the Companies Act 1956
having its registered office at
Auto Cars Compound, Adalat Road,
Aurangabad-431005, Maharashtra
India;
hereinafter referred to as “CUSTOMER” (which expression shall unless excluded by or repugnant to the context be deemed to include its successors in business and permitted assigns) of the OTHER PART;
WITNESSES AS FOLLOWS:
I. WHEREAS, CUSTOMER has requested Satellite Communication and Navigation Programme Office (SCNP), under the Department of Space (DOS) for provision of Ku-band capacity for the purpose of meeting its DTH requirements;
II. WHEREAS, SCNP / DOS has requested ANTRIX to explore the availability of such Ku band capacity in India from global vendors;
III. WHEREAS, Antrix, vide its Public Tender Ref.: Antrix/PT/2012-13/01 dated 17-08-2012 had floated an RFP Ref.: Antx/Ku Band/64/2014-15 dated December 2014 to global vendors with the specific purpose of exploring and empaneling all probable transponder providers for a period of two years;
ANTRIX CORPORATION LTD. BANGALORE
DEPARTMENT OF SPACE
GOVT. OF INDIA
VIDEOCON d2h LIMITED
MUMBAI

INSAT-ST2/Ku/DTH/01/2015
August 2015
Proprietary
IV. WHEREAS, Singtel, being one of the respondents to this RFP, had submitted the offer of Ku bandwidth on ST 2, at 88 deg E, for DTH services, with certain technical specifications;
V. WHEREAS, the CUSTOMER, having sufficiently evaluated the technical specifications, has accepted the offer of Ku bandwidth on ST 2 at 88 deg E for its DTH services;
VI. Accordingly, ANTRIX having procured such capacity from Singtel under an Agreement dated August 1, 2015 bearing No. INSAT(ST-2)-DTH-1B-2015 has provided such Ku band space segment to DOS, in order to provision the same to CUSTOMER;
VII. WHEREAS, DOS, through ANTRIX having received the Ku band capacity in the ST2 satellite system from Singapore Telecommunications Limited, Singapore (herein after referred to as “Singtel”) under an Agreement dated August 1, 2015 bearing No. INSAT(ST-2)-DTH-1B-2015, in order to provide the same to CUSTOMER, has agreed to the request of CUSTOMER and has decided to make available to CUSTOMER, on a back to back provision basis, its space segment capacity in the ST2 satellite system (henceforth, called as INSAT-ST2 Satellite system) for such purpose under appropriate terms and conditions contained herein;
WITNESSES AS FOLLOWS:
NOW, THEREFORE, in consideration of these promises and of the mutual promises and of the Parties contained herein, the Parties hereto agree to be bound unconditionally to the following terms and conditions:
ARTICLE 1. Definitions
As used in this Agreement:
“Antrix-Singtel Agreement” means the Agreement dated August 01, 2015 bearing No. INSAT(ST-2)-DTH-1B-2015 entered into between Antrix Corporation Ltd. and Singapore Telecommunications Limited, Singapore for lease of Ku-Band Space Segment Capacity.
“Capacity” means the 540MHz (10 x 54MHz) clean, interference free and bare Ku-band transponder bandwidth, with transponder frequency management and Power Equivalent Bandwidth, to be provided on the K5A, K5B, K6A, K6B, K7A, K7B, K8A, K8B K9A and K9B of ST-2 Transponders.
ANTRIX CORPORATION LTD. BANGALORE
DEPARTMENT OF SPACE
GOVT. OF INDIA
VIDEOCON d2h LIMITED
MUMBAI

INSAT-ST2/Ku/DTH/01/2015
August 2015
Proprietary
“Commencement Date of Service” subject to Article 2, in respect of the Capacity for ten (10) ST-2 Transponders; on the K6A, K7A, K8A, K9A, K8B and K9B, K6B, K7 B , K5 A and K5 B shall be from 01st August 2015.
“Early Termination Charges” means, in relation to Capacity that is cancelled (prior to the Commencement Date of Service) or terminated by the CUSTOMER prior to the end of the applicable Service Period(s), 100% of all fees and charges (monthly recurring or otherwise) for the balance of the Service Period(s).
“Payment Date” means the Due date specified in this Agreement for payment of any sum payable by the CUSTOMER to DOS under this Agreement.
“Power Equivalent Bandwidth” means the amount of total power used by the carriers, being represented as a bandwidth equivalent. In a single 54MHz transponder transmission, the total PEB refers to the saturation power of the transponder.”
“Service Charges” means the recurring charges payable by the CUSTOMER in respect of the Capacity as per Exhibit B hereto.
“Service Period” means the period(s) for which the CUSTOMER must acquire Capacity on the respective Transponder, commencing from the Commencement Date of Service until 31st July 2018.
“Serving Satellite” means the satellite designated by Singtel to provide the Capacity, including the ST-2 Satellite or any satellite used in substitution or replacement of the same.
“ST-2 Satellite” means the communications spacecraft designated as ST-2 and operated by Singtel at the 88°E geostationary orbital location.
“ST-2 Transponders” means the Transponders of 54MHz on the ST-2 Satellite as further described in Exhibit A.
Singtel shall mean “Singapore Telecommunications Limited, Singapore, the satellite operator providing the transponder capacity on ST-2 satellite system. “Transponder” means any 54MHz Ku-band radio frequency transmission channels on the Serving Satellite through which Singtel shall provide the Capacity.
“Successfully Operating Transponder” means a transponder which is operational and fully meets and satisfies the technical specifications as per Exhibit – A hereto.
ANTRIX CORPORATION LTD. BANGALORE
DEPARTMENT OF SPACE
GOVT. OF INDIA
VIDEOCON d2h LIMITED
MUMBAI

INSAT-ST2/Ku/DTH/01/2015
August 2015
Proprietary
“Transponder Failure” means, with respect to any Transponder, such Transponder fails to provide Capacity (or part thereof) that meets the technical specifications as per Exhibit A in any material respect for any period of three (3) consecutive days. For purposes of this definition, measurement of periods of failure shall commence when the signal has been vacated to permit verification of the existence of the failure by DOS/Singtel.
ARTICLE 2. Transponder Capacity
a. In accordance with the terms and conditions of this Agreement, including all of its Exhibits (Exhibits A, B and C) which form part of this Agreement, DOS shall provide and the CUSTOMER shall take on lease the Capacity for the relevant Service Period for transmission purposes within India.
b. CUSTOMER and DOS agree that the transponder capacity shall be utilized in accordance with this Agreement and its Exhibits.
c. CUSTOMER and DOS agree that DOS make the Capacity available to CUSTOMER on a 24-hour, seven-day-per-week basis, for a period of three years (3) from the commencement date of Service during the entire Service Period i.e., until 31st July 2018.
d. CUSTOMER agrees and understands that the lease of the transponder capacity under this Agreement, shall be subject to the terms and conditions of the Antrix-Singtel Agreement dated August 1, 2015 (“hereinafter referred to as “Antrix-Singtel Agreement”) and that DOS is leasing transponder capacity to the CUSTOMER after receiving the same from ANTRIX under the aforesaid Agreement. The CUSTOMER further agrees and understands that the obligations applicable to Antrix there under shall be applicable to the CUSTOMER herein mutatis mutandis, as the benefit under the Antrix-Singtel Agreement inures to the benefit of the CUSTOMER.
ARTICLE 3. Interruption in the Provision of Capacity
a. For the purpose of this Article 3, an “interruption” means a loss in the availability of the Capacity (or any part thereof) as per the understanding given below.
b. No allowances or credits will be made, for whatever reason, for any single interruption (including planned outages by DOS), in the availability of the Capacity, which is less than one (1) hour duration.
ANTRIX CORPORATION LTD. BANGALORE
DEPARTMENT OF SPACE
GOVT. OF INDIA
VIDEOCON d2h LIMITED
MUMBAI

INSAT-ST2/Ku/DTH/01/2015
August 2015
Proprietary
Any single interruption in the availability of the Capacity for reasons other than those mentioned in subparagraph d below which is one (1) hour duration or more and which is attributable to the Singtel segment, shall be credited to CUSTOMER calculated in an amount equal to the applicable annual charges (as reflected in Exhibit B) attributable to the affected channels of the Capacity, in one hour multiples for each hour or major fraction thereof, of interruption. The length of interruption shall be measured from the time that the CUSTOMER notifies DOS of the interruption, and CUSTOMER vacates its signal from the affected space segment to permit the verification of the existence of the interruption or failure and Singtel’s confirms its occurrence until the time that DOS notifies the CUSTOMER that the Capacity has been restored. Credit allowances are applied against future payments. However, if the interruption occurs during the last month of service and there is no outstanding balance due, DOS will refund the amount of the credit allowance to CUSTOMER, subject to such allowance by Singtel.
c. No allowances or credits will be made for any interruption
(i) caused by an act or act of omission (including negligence) of CUSTOMER, its customers, contractors, lessees, agents, assignees or employees.
(ii) for which the CUSTOMER has been provided with substitute Capacity. Credits shall, however, be extended up to the date of provision of the substituted Capacity.
d. No interruption shall be deemed to have occurred for the purpose of this Article 3, and no allowances or credits will be made if the interruption is the result of, or attributable in whole or in part to:-
(i) failure or non-performance of CUSTOMER’s earth station facilities irrespective of who is operating or controlling the facilities;
(ii) equipment operated by CUSTOMER disrupting the communication system on the Serving Satellite or causing interference with or harm to other Transponders on the Serving Satellite, such that - (a) the other Transponders cease to be successfully operating transponders; or (b) it causes the failure of the communication systems of other users;
whereupon DOS shall permit Singtel to, without liability to the CUSTOMER, immediately interrupt CUSTOMER’s use of the Capacity, or CUSTOMER shall upon notice from DOS immediately
ANTRIX CORPORATION LTD. BANGALORE
DEPARTMENT OF SPACE
GOVT. OF INDIA
VIDEOCON d2h LIMITED
MUMBAI

INSAT-ST2/Ku/DTH/01/2015
August 2015
Proprietary
interrupt its transmissions and suspend its use of the Capacity to the extent necessary to eliminate the disruption, interference or harm specified in this subparagraph (c)(ii);
(iii) sun outages; or
(iv) a Force Majeure event; or
(v) outages arising from Capacity Testing and Emergency Testing of the Serving Satellite; or
(vi) other action taken by Singtel under the Antrix-Singtel Agreement.
ARTICLE 4. Redundancy
a. The Serving Satellite incorporates spare travelling wave tube amplifiers (hereinafter, “TWTA”) as its redundancy on board. In the event of a Transponder Failure, the TWTA may be activated to one or more of its customers, on a first failed first restored basis, by Singtel at its reasonable discretion, subject to any spare TWTAs that are then available (i.e., that are technically capable of restoring the affected Transponder and have not been previously deployed to restore a prior Transponder Failure).
b. For the avoidance of doubt, any use of TWTA to restore the affected Capacity/Transponder under this Agreement shall be without prejudice to and in accordance with Article 10(d)(i) below.
ARTICLE 5. Fees and Charges
a. All sums payable by CUSTOMER must commence from Commencement date (vide Article 2) and shall be payable from the commencement of the Service Period whether or not the CUSTOMER activates the Capacity. Any delay(s) in the commencement of uplinking including delays in obtaining necessary clearances/approvals/licenses for uplinking shall not absolve the CUSTOMER’S liability to pay the provision charges from the Commencement Date.
b. Subject to the provisions of this Agreement, Service Charges are to be paid monthly, by the fifteenth (15th) day of the month in question, for the provision of Capacity for that respective month (“Due date”). For the sake of clarity, it is clarified that the payment for the month of August 2015 shall be payable on or before August 15th, 2015 (Due Date).
ANTRIX CORPORATION LTD. BANGALORE
DEPARTMENT OF SPACE
GOVT. OF INDIA
VIDEOCON d2h LIMITED
MUMBAI

INSAT-ST2/Ku/DTH/01/2015
August 2015
Proprietary
c. CUSTOMER shall be provided with an additional-period of ten (10) days (‘Grace Period’) to remit the Service Charges after the Due date for payment. With the grace period, payment for the month of August 2015 shall be payable on or before August 25th, 2015.
d. The Service Charges payable under this Agreement is as per Exhibit B to this Agreement. All charges are invoiced and payable in Indian Rupees. The charges invoiced and payable will be benchmarked against the then prevailing exchange rate of US Dollar and all fluctuations in the exchange rate up to 25 days from the date of receipt of payment at ANTRIX shall be borne by the CUSTOMER.
e. A suitable adjustment in the billing would be done on a quarterly basis to take care of the foreign exchange rate variation and the exchange rate applicable on the day of transaction of payment by ANTRIX to Singtel would be used as the reference. Exchange variations as above, shall be calculated and sent to CUSTOMER through a debit/credit note vide an exchange variation invoice which shall be paid within fifteen (15) days from the date of receipt of such debit / credit notes. The remittance of exchange variation(s) shall be made, as per the Due date specified in the exchange variation invoice. Any late payment shall attract interest at the rate mentioned in Article 5(f). Any excess remittance shall be adjusted in the subsequent month’s invoice.
f. For payments of any sum payable by the CUSTOMER under this Agreement (whether of Service Charges, Early Termination Charges or otherwise) not received by the applicable Payment Due date including the Grace period as defined in clause 5 (c) hereinabove, DOS will assess until such time as payment in full is made, a late payment charge of One and Quarter percent (1.25%) per month. For payments received beyond Due date and the Grace period, it is understood that the penal interest shall be charged from the Due date and up to and including the date of receipt of payment at ANTRIX.
g. Non-receipt or late receipt of invoice shall not absolve CUSTOMER from its liabilities to pay. In case CUSTOMER does not receive the invoices in time, CUSTOMER shall pay, within the Due date including the Grace Period as defined in clause 5 (c) hereinabove, in accordance with the monthly amount mentioned in the invoice for the previous month or in Exhibit-B above. Appropriate adjustments shall be made in the subsequently monthly invoice, if required.
h. At the time of signing this agreement, CUSTOMER shall submit an irrevocable bank guarantee from a nationalized bank or scheduled commercial bank of good national repute for a value of USD 61,27,500/-in
ANTRIX CORPORATION LTD. BANGALORE
DEPARTMENT OF SPACE
GOVT. OF INDIA
VIDEOCON d2h LIMITED
MUMBAI

INSAT-ST2/Ku/DTH/01/2015
August 2015
Proprietary
equivalent INR Rupees, (equivalent to 25% of annual provision charges at the prevailing exchange rate including service tax) for the block of 10x54 MHz Ku space segment capacity. Such a Bank Guarantee shall be valid for a term of entire agreement term with a claim period of an additional three months. For this purpose, SSC includes Space Segment charges, applicable taxes and interest, if any for delayed remittance of SSC. CUSTOMER shall appropriately revise the bank guarantee value proportionately in accordance with increases/decrease in bandwidth or increase/decrease in provisioning rates in future.
ARTICLE 6. Taxes and Duties
a. All payments and charges payable by the CUSTOMER to DOS under the Agreement shall be subject to Tax Deduction at Source (TDS) as may be applicable as per the Indian Income Tax Act, as amended from time to time. CUSTOMER shall provide to ANTRIX, the Contract Manager of this Agreement, the original TDS certificate along with the payment. CUSTOMER shall mandatorily upload such TDS deductions in appropriate electronic format in the identified web portal as notified by the Income Tax Department from time to time before the earliest Due date prescribed by the Income Tax Department failing which, the TDS made shall be construed as not paid and shall be payable by the CUSTOMER with interest as provided in Article 5(f). The CUSTOMER’s obligation shall end on CUSTOMER providing an authenticated copy of the TDS certificate.
For the above purposes, information pertaining to Antrix is provided as below:
PAN Number: AABCA4500B and
TAN Number: BLRA01098G
b. Any commercial or service tax leviable for providing the provision capacity by any governmental authority shall be borne by the CUSTOMER. Antrix shall invoice the same along with the provision charges.
c. Any direct or indirect taxes and duties, including revision(s) if any, to the existing tariffs, levied by any governmental authority towards provision of transponder capacity shall be borne by the CUSTOMER.
As per existing provisions of the Income Tax Act, 1961, DOS through Antrix is required to deduct and withhold tax on amounts payable to Singtel under its Agreement with Singtel, as aforesaid. As Singtel has not applied for and obtained a Permanent Account Number (PAN number) from the Income
ANTRIX CORPORATION LTD. BANGALORE
DEPARTMENT OF SPACE
GOVT. OF INDIA
VIDEOCON d2h LIMITED
MUMBAI

INSAT-ST2/Ku/DTH/01/2015
August 2015
Proprietary
Tax Authorities in India as per the Income Tax Act, 1961 as amended from time to time. DOS/Antrix is required by law, to deduct and withhold income tax at source on such payments to Singtel at the prevalent rates, (currently 20% of the transponder provisioning charges). The Parties unconditionally agree that the amount/quantum of income tax that is required to be deducted at source, by DOS/Antrix, shall be paid by the CUSTOMER to DOS/Antrix, over and above the full transponder provisioning charges and Antrix Contract Management Charges agreed between the Parties as per this Agreement. DOS/Antrix shall invoice the CUSTOMER on the full transponder provisioning cost, as applicable and the CUSTOMER shall be liable to pay the entire amounts under the Invoice to Antrix. For avoidance of any doubt, the CUSTOMER shall pay DOS/Antrix an Indian Rupee (INR) equivalent of US$ 3318 per MHz per month, at the foreign exchange rate prevalent at the time of payment for the sub-provisioning of 10 x 54 MHz Transponder capacity on ST-2, which includes the full cost of the transponder capacity, reimbursement of Income Tax Withholding and Antrix Contract Management fees
d. CUSTOMER shall indemnify ANTRIX and hold ANTRIX harmless at all times against all liabilities whatsoever incurred or suffered by ANTRIX in respect of any Taxes, imposts, duties, interests, penalties, charges or otherwise levied or imposed on ANTRIX by reason of performance of this Agreement (including all reasonable professional fees being incurred thereof), by payment of the appropriate amount to ANTRIX on its first demand with proof of the demand by the relevant Tax Authority.
ARTICLE 7. Termination A. Mutual Termination:
Either Party may terminate this Agreement with immediate effect by giving written notice to the other upon the occurrence of any of the following events:
(i) the retirement of the Serving Satellite from operation by Singtel as a result of end of operational life or any other technical reasons, including without limitation, a failure of a significant percentage of the transponders on the Satellite to operate successfully;
(ii) the total destruction or loss of the Serving Satellite; or
(iii) the other Party becomes insolvent, makes an assignment for the benefit of its creditors, ceases to function on a going concern basis,
ANTRIX CORPORATION LTD. BANGALORE
DEPARTMENT OF SPACE
GOVT. OF INDIA
VIDEOCON d2h LIMITED
MUMBAI

INSAT-ST2/Ku/DTH/01/2015 August 2015 Proprietary
or files or initiates proceedings (or has proceedings filed or initiated against it that have been admitted by a Court of law or other Competent Tribunal) seeking liquidation or such other relief (such as appointment of receiver, liquidator or any such official) under any bankruptcy or insolvency act/law.
B. Termination by CUSTOMER:
(i) Except as expressly provided in Article 7(A), Article 7(B) and Article 10(d)(i) and otherwise in this Agreement, the CUSTOMER shall not terminate the Capacity and/or Agreement at any time after the date of this Agreement.
(ii) CUSTOMER may terminate the Capacity (in part or in full) at any time after the Commencement Date of Service of this Agreement by giving at least nine (9) months prior notice to DOS. In the notice, CUSTOMER shall specify the Effective Date of Termination (“ETD”). In the event of such termination in full or in part, as the case may be, the CUSTOMER shall pay DOS the Early Termination Charges as liquidated damages for such default and not as a penalty, in respect of that Capacity terminated.
(iii) Notwithstanding any of the provisions above, CUSTOMER agrees that such termination would be effective only upon acceptance by Singtel.
C. Termination by DOS
a. DOS shall not terminate this Agreement either in whole or in part during the Service Period except for reasons in the paragraph below.
b. CUSTOMER understands and accepts that timely payment is the essence of this Agreement. DOS may terminate the Capacity and/or the Agreement with immediate effect by giving written notice to CUSTOMER in the event that:
(i) CUSTOMER fails to pay any amount due hereunder for any one month and does not rectify the payment default despite being served with a written notice from Antrix, requesting the CUSTOMER to settle the dues, Antrix, as Contract Manager, shall encash the Bank Guarantee (BG).
(ii) CUSTOMER breaches a provision of this Agreement, fails to perform any obligation hereunder or makes a representation and
ANTRIX CORPORATION LTD. BANGALORE
DEPARTMENT OF SPACE GOVT. OF INDIA
VIDEOCON d2h LIMITED MUMBAI

INSAT-ST2/Ku/DTH/01/2015 August 2015 Proprietary
does not (in relation to a breach or failure that is reasonably capable of cure) cure such breach or failure within twenty (20) days after receipt of written notice from DOS.
(iii) The decision of DOS to encash the Bank Guarantee and terminate the Agreement, under the above contingencies shall be final and binding on the CUSTOMER.
(iv) In the event that the Agreement is terminated or provision of transponder capacity is blacked out for reasons attributed to Article 7Cb (i) and (ii) above DOS shall, in addition to termination of this Agreement, have the right to “Blacklist” and withhold further allocation of space segment capacity to the CUSTOMER or its Associate / Group / Sister Company(ies) if any, related to space segment capacity for a further period of three years till full payment is liquidated by CUSTOMER, to the satisfaction of DOS/ANTRIX. Further, DOS reserves its right to inform appropriate Regulatory Authorities including DOT/MIB/NOCC/WPC, as applicable for suitable action, including cancellation of CUSTOMER licenses already issued and deny permission for any fresh licenses.
(v) Termination of the Agreement on the basis of the above shall not absolve CUSTOMER of its liabilities to pay under the Agreement.
(vi) Further, in the event of such termination, in full or in part, as the case may be, the CUSTOMER shall pay DOS the Early Termination Charges as liquidated damages for such default and not as a penalty, in respect of that Capacity terminated.
In connection with a termination of this Agreement for the reasons set forth in paragraphs above, the CUSTOMER shall within fifteen (15) days of the termination date pay DOS Early Termination Charges.
D. CUSTOMER’s Acknowledgment
CUSTOMER acknowledges and agrees that it accepts the Transponder Capacity with such pre-estimated liquidated damages related to cancellation and/or early termination in view of space segment, transponder and/or satellite used for the provision of the Capacity contemplated under the Agreement being a commodity in limited supply.
ANTRIX CORPORATION LTD. BANGALORE
DEPARTMENT OF SPACE GOVT. OF INDIA
VIDEOCON d2h LIMITED MUMBAI

INSAT-ST2/Ku/DTH/01/2015 August 2015 Proprietary
E. Vacation of Capacity upon Termination
Upon expiration of this Agreement or termination of the Capacity and/or this Agreement (in whole or in part) either by CUSTOMER or DOS, the use of the Capacity so terminated / expired shall revert to DOS unconditionally.
ARTICLE 8. Payment
a. All invoices for payments due shall be sent to CUSTOMER at the following address:
Mr. Avanti Kanthaliya, CFO Videocon d2h Limited 1st Floor, Tech Web Building New Link Road Oshiwara,
Mumbai, 400102, India Fax No. - +9122 42555050 Mobile: +919987680055
Email: avanti.kanthaliya@d2h.com
b. All sums payable to DOS under this Agreement shall be paid, on or before the Payment Date, through RTGS (as per details given below):
Name of Company : ANTRIX Corporation Limited
Bank Name : Canara Bank
Account Type : Current Account
Branch address : RMV Extension, Bangalore 560 080
Account No. : 0888201000767
MICR Code : 560015048
NEFT & RTGS IFS Code : CNRB 0000888
The CUSTOMER shall inform Antrix about the fund transfer (via email or telephone call) immediately after the fund is transferred in bank account followed by letter by post to: :
Sr. Head Accounts and IFA
ANTRIX Corporation, ISRO HQ, Department of Space Antariksh Bhavan,
New BEL Road, Bangalore 560 231
ANTRIX CORPORATION LTD. BANGALORE
DEPARTMENT OF SPACE GOVT. OF INDIA
VIDEOCON d2h LIMITED MUMBAI

INSAT-ST2/Ku/DTH/01/2015 August 2015 Proprietary
c. Any installment of the Service Charges which remains unpaid at the relevant Due date and until the Grace Period of ten (10) days will bear interest equivalent to 1.25% per month (hereinafter, the “Interest Rate”). For payments received beyond the Due date and the Grace period, it is understood that the penal interest shall be charged from the Due date and up to and including the date of receipt of payment at ANTRIX.
d. All bank charges (for remittance) by CUSTOMER’s bank shall be borne by CUSTOMER and the charges at the recipient bank shall be paid by ANTRIX.
e. CUSTOMER shall provide complete details and copies of certificates related to the ‘Tax deducted at Source’ at the time of making payment against ANTRIX invoices by e-mail & registered post.
ARTICLE 9. Force Majeure
a. Neither of the Parties hereto shall be liable for any failure or delay in the performance of its obligations hereunder if such failure or delay is due to Force Majeure as defined in this Article, provided that notice thereof is given to the other Party within fifteen (15) calendar days after such event has occurred.
b. The term “Force Majeure” as used in this article means an event beyond the reasonable control and without the fault or negligence of the party concerned, and includes without limitation, acts of God, meteorological/ atmospheric occurrences or disturbances (including sun outbursts, sun outages and electromagnetic storms) or other natural events; irreparable satellite component failure, regardless of the cause(s) of such failure; externally-caused interference; damage caused by space debris; acts of Government in its sovereign capacity, Governmental or regulatory authority (including any law, rule, order, regulation, or direction of any government or government instrumentality, or of any civil or military authority, or the failure to grant or continue, or any action to revoke or resulting in a materially adverse change to the terms of, the orbital slot and/or other licenses/authorizations/approvals required in respect of the Serving Satellite); national emergencies; insurrections riots; act of war; contractual obligations under the Antrix-Singtel Agreement, quarantine; restriction;, any Transponder Failure, (if applicable) and such other similar events.
In the event of failure or delay in the performance of this Agreement arising out of an event of Force Majeure, which cannot be resolved within fifteen (15) days after notification of the Force Majeure given pursuant to Article
ANTRIX CORPORATION LTD. BANGALORE
DEPARTMENT OF SPACE GOVT. OF INDIA
VIDEOCON d2h LIMITED MUMBAI

INSAT-ST2/Ku/DTH/01 /2015 August 2015 Proprietary
9(a), then either Party shall be entitled to terminate this Agreement to the extent only of the Capacity failure. In case of such termination of this Agreement, whether in full or in part, by reason of a Force Majeure Event, then the CUSTOMER shall be liable to pay the Service Charges in respect of the terminated Capacity till the date of commencement of the Force Majeure and shall not be liable to pay any Early Termination Charges in respect of that Capacity.
ARTICLE 10. Liability for Damages and Limitation of Damages
a. To the extent permitted by law, and other than the remedies expressly provided for in this Agreement, DOS shall not be liable in any way to the CUSTOMER, whether in contract, tort (including negligence), statute or otherwise, for any direct or indirect economic or financial loss or damage (including loss of revenue or profits) howsoever caused or arising, including but not limited to any such loss or damage caused or arising from: (a) any breach or failure to perform any obligations under this Agreement; (b) any externally caused transmission interference, satellite failure, delay in the commencement or provision of the Capacity, loss or degradation as a result of a migration of capacity or satellite migration or satellite malfunction; (c) loss or destruction of any CUSTOMER equipment regardless of the cause (including where caused or contributed by one or more negligent acts or omissions of DOS and/or Singtel).
b. DOS shall not be liable to CUSTOMER for any loss or damage sustained by the CUSTOMER, its interconnecting carriers or its sub-customers, by reason of any failure in or breakdown of Singtel’s communication facilities or those of the CUSTOMER, underlying carriers, or third parties associated with providing the Capacity, or for any interruption or degradation of the Capacity whatsoever the duration or the cause of such failure, breakdown, interruption or degradation.
c. CUSTOMER understands and accepts that as the satellite operator, Singtel may, without liability, retire the Serving Satellite if: (i) fifty percent (50%) or more of the transponders on Serving Satellite have failed or are for any reason unusable; (ii) the Serving Satellite station-keeping fuel (required to meet ± 0.05 degrees) becomes depleted to a level sufficient only to ensure removal of Serving Satellite from its assigned orbital position; (iii) required to do so by any governmental authority with appropriate jurisdiction; (iv) Singtel reasonably determines that (ii) above can be delayed by moving the Serving Satellite into an inclined orbit; or (v) Singtel determines that special circumstances require the Serving Satellite’s retirement and obtains
ANTRIX CORPORATION LTD. BANGALORE
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such governmental authority as it is required for such retirement. On the date of retirement of the Serving Satellite, all subsequent performance obligations of the Parties under this Agreement shall terminate. If Singtel decides to retire the Serving Satellite prior to the expiration of this Agreement, DOS, shall use all reasonable efforts to provide CUSTOMER with written notice of such decision as far in advance of the retirement date as circumstances allow.
d. If there is a Transponder Failure, owing to
(i) a fault not attributable to the CUSTOMER, DOS shall use its reasonable endeavors to restore (which may or may not involve the activation of TWTA per Article 4 above) or substitute the Capacity as soon as reasonably practicable. Substituted capacity provided shall have similar technical performance and other specifications as defined in Exhibit A. In the event DOS is unable to restore or substitute the capacity within twenty (20) days then the Service Charges shall be proportionately reduced from date of such Transponder Failure based on the affected Capacity (or Capacity, as the case may be) and such termination shall be its sole remedy against such failure and the CUSTOMER shall continue to utilize the remaining Capacity as per the terms of this Agreement. In such an event, the CUSTOMER’S liability to DOS for termination shall be to pay the monthly recurring charges and any other fees and charges due up to and including the effective date of termination of the affected Capacity (or Capacity, as the case may be), without any liability to pay Early Termination Charges;
(ii) a fault attributable to the CUSTOMER, DOS shall not be liable to the CUSTOMER for the resulting failure, disruption or degradation of Capacity and the CUSTOMER shall continue to be liable for all fees and charges payable by the CUSTOMER for the Capacity despite the failure, disruption or degradation of Capacity.
d. CUSTOMER shall indemnify and hold DOS harmless from any loss, damage, liability or expense arising from:
(i) Any commission or omission on the part of CUSTOMER, its users, contractors, agents, employees or persons claiming through the CUSTOMER in connection with libel, slander, invasion of privacy, or infringement of copyright or any other claims or actions arising from the use of the Capacity by the CUSTOMER or the content carried thereon;
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(ii) Infringement of patents arising from (a) combining with or using in connection with, the Capacity, apparatus and systems of CUSTOMER, its users, customers, contractors, lessees, agents or assignees; (b) use of the Capacity in a manner not contemplated by Singtel and over which Singtel exercises no control;
(iii) Violation of the laws of India or any other country or damage to any third party arising from the use of the Capacity by the CUSTOMER;
(iv) Failure on the part of the CUSTOMER to obtain and keep in force necessary permissions / licenses / clearances from any authority concerned.
(v) Non-compliance of any rules, terms and conditions laid down by TRAI, DOT, Ministry of Information and Broadcasting or any authority as may be applicable.
e. The provisions in this Article shall survive the expiry or termination of this Agreement.
f. No warranties, express, implied, or statutory, including any warranty of merchantability or fitness for a particular purpose, apply to the Capacity.
g. To the extent that any of DOS’s limitations of liability in Article 10 are not permitted by law, then DOS aggregate cumulative liability to the CUSTOMER whether in contract, tort (including negligence or breach of statutory duty) or otherwise for any and all losses, damages or liabilities caused or arising from any breach, failure or default of DOS to perform any of its obligations or duties to the CUSTOMER with respect to the Capacity shall not in aggregate exceed the amount equal to only those fees and charges in respect of the Capacity which are prescribed and imposed with reference to any time frame or interval (but not usage) for the period of one month immediately preceding such breach, failure or default on the part of Singtel has arisen.
Article 11. Operational Requirements
a. CUSTOMER shall be responsible to ensure that all the requisite clearances for operating the earth stations and terrestrial facilities, which use the Capacity, are obtained. These earth stations shall be operated and maintained in accordance with all the applicable provisions, including Satellite User’s Guide set out at Exhibit C, suggested by Singtel. The operations, procedures, technical standards and/or satellite access procedures are subject to change. DOS is not responsible to CUSTOMER if such a change affects or requires modification of any facility, CUSTOMER
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equipment, or CUSTOMER communication systems in order to be used with the Capacity. If such change can be reasonably expected: (i) to materially affect the operating or transmission characteristics of the Capacity, or (ii) to render any CUSTOMER equipment or CUSTOMER communications system incompatible with the Capacity, DOS shall use reasonable efforts to provide adequate notice, in writing, to allow Customer an opportunity to maintain uninterrupted Capacity. DOS shall have no obligation to change or modify any of its components, operations or procedures to be compatible with those of Customer.
b. Unless otherwise specified in the Agreement, DOS shall not provide any terrestrial facilities as part of the Capacity and CUSTOMER shall be solely responsible for the installation, licensing, and maintenance of any terrestrial facilities used to communicate with ST-2. CUSTOMER warrants to DOS that all licenses/approvals required to operate such terrestrial facilities, if any, have been obtained or shall be obtained prior to the start date of the Capacity. CUSTOMER shall indemnify DOS from and against any liabilities that Singtel may incur as a result of CUSTOMER’s failure to obtain such licenses/approvals.
c. For purposes of ensuring that the transmission by CUSTOMER is within the acceptable levels of operating parameters, DOS may monitor the transmission of the Capacity.
d. CUSTOMER shall ensure that any transmission facility used to access the Serving Satellite is at all times capable of ceasing transmission immediately upon CUSTOMER’S telephone and/or fax notice. DOS may, but is not obligated to, inspect CUSTOMER-provided facilities to confirm compliance with this requirement.
e. CUSTOMER shall not interfere with the use of or cause harm to: (i) the Serving Satellite, transponder, or space segment; or (ii) any backup satellite, transponder, or space segment to which CUSTOMER is given access pursuant to the Agreement. DOS shall enable Singtel with the right to take immediate action, including suspending or terminating the Capacity on the affected transponder and/or space segment, in order to protect the provisioned Capacity and/or interests. If Capacity is so terminated and the cause of which is attributable to the Customer, CUSTOMER shall pay for: (i) any improper illumination charges assessed; (ii) Capacity received through the time of termination; and (iii) any Early Termination Charges stated in Article 7B above,
f. CUSTOMER’S transmissions to the Serving Satellite shall in all material respects comply with all laws applicable to it regarding the operation of the Serving Satellite, Transponder, and/or space segment, as well as any backup satellite, transponder, or space segment(s) to which CUSTOMER
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may be given access pursuant to the Agreement. DOS reserves the right to get the satellite frequency signals monitored to ensure that the technical standards required by Singtel are met.
g. DOS may at any time perform Capacity testing on the Serving Satellite (“Capacity Testing”) if DOS (i) provides CUSTOMER with a minimum of seven (07) hours prior notice, and (ii) makes reasonable efforts to coordinate such Capacity Testing with CUSTOMER to minimize disruption of CUSTOMER’S use of the Capacity. DOS will minimize Capacity Testing to the greatest extent practicable and will not perform such Capacity Testing unless necessary to: (i) maintain or initiate new Capacity on the Serving Satellite, and/or (ii) otherwise prudently manage its satellites.
h. DOS may, at its sole discretion and at any time, perform testing on the Serving Satellite other than Capacity Testing (“Emergency Testing”) in the following circumstances (i) for the purpose of restoring or determining the cause of an interruption to or failure of a component or subsystem on the Serving Satellite; (ii) in response to an order of any court, tribunal or other administration having appropriate jurisdiction; (iii) to determine the cause or source of any interference; (iv) to protect overall satellite performance; and/or (v) to properly coordinate with other satellite users or operators and, in such circumstances, DOS through Singtel will endeavor to provide CUSTOMER with as much notice of the Emergency Testing as practicable in the circumstances.
i. If DOS detects any Improper Illumination (as defined hereinafter) of any Transponder and/or space segment provided under this Agreement, it shall notify CUSTOMER by calling the CUSTOMER provided telephone number(s) for notice of Improper Illumination (“Customer Notification Number”) within five (5) minutes of such notification, CUSTOMER shall take immediate corrective action to stop the Improper Illumination. DOS reserves the right to suspend or terminate the Capacity on the affected Transponder and/or space segment for any Improper Illumination that continues beyond the five minute period but not exceeding forty five (45) minutes after notification or attempted notification if there is no answer at the Customer Notification number (it being understood and agreed that it is CUSTOMER’s responsibility to provide DOS with a Customer Notification number at which DOS can contact CUSTOMER twenty-four hours per day, seven days a week, 365/366 days per year). In addition, DOS shall have the right to take immediate action, including suspending or terminating the Capacity on the affected Transponder and/or space segment, in order to protect DOS’s services and/or interests. If Capacity is so terminated, CUSTOMER shall pay for Capacity received through the time of termination and any Early Termination Charges as stated in Article 7b.
ANTRIX CORPORATION LTD. BANGALORE
DEPARTMENT OF SPACE GOVT. OF INDIA
VIDEOCON d2h LIMITED MUMBAI

INSAT-ST2/Ku/DTH/01/2015 August 2015
Proprietary
For the purposes of this Agreement, “Improper Illumination” means (i) transmissions other than as specified in the transmission parameters set out in the Satellite User Guide set out at Exhibit C, (ii) transmissions at an incorrect frequency, (iii) transmissions at excessive power levels, and/or (iv) any illumination that could cause harm or interference to any Transponder or space segment on the Serving Satellite or to any other satellite.
i. The CUSTOMER shall comply strictly with the link budget i.e. the technical calculation specified by Singtel at Exhibit A.
ARTICLE 12: Governmental Regulations
a. At all times during this agreement, the CUSTOMER agrees to comply and remain in compliance with all applicable laws, rules and regulations relating to or affecting the performance of its obligations hereunder and shall secure and maintain in full force and effect all licenses, permits and authorisations from all concerned Governmental agencies to the extent the same are required and necessary for the performance for the performance of its obligations to the satisfaction of DOS.
b. This agreement shall always be subject to the terms of the various broadcast guidelines and policies in force and of licenses, permits and authorisations as may be required from time to time.
c. CUSTOMER understands and agrees that DOS is under no obligation to grant migratory or other regulatory clearances, either for business expansion or for other purposes, including addition / new channels, under any Agreement with DOS or with any foreign satellite operators, if the CUSTOMER has outstanding dues to be paid to DOS under Agreement with DOS for provision of space segment / Transponder capacity.
ARTICLE 13. Use of Capacity
a. CUSTOMER shall ensure that its utilisation of the Capacity is not and will not constitute a breach of any applicable laws, rules and regulations governing the CUSTOMER, and any order(s) and/or direction(s) imposed by the Indian Government and/or the concerned authorities in India, including those governing the content of programming of any television transmission that is transmitted by CUSTOMER.
b. CUSTOMER shall further assure that it shall abide by the technical procedures laid down by DOS/Singtel for the usage of the Capacity, as
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detailed in Exhibit C, hereto.
ARTICLE 14. Availing of Transponder Capacity
a. CUSTOMER shall ensure that its utilization of the Capacity is not and will not constitute a breach of any applicable laws, rules and regulations imposed by any governmental and regulatory authorities either in India or in the countries where the obligation hereunder will be performed by CUSTOMER including those governing the content of programming of any television transmission that is transmitted by CUSTOMER.
b. CUSTOMER shall ensure that the availing of the Capacity does not and will not constitute a breach of any applicable laws, rules and regulations imposed by any governmental and regulatory authorities in countries outside India including those governing the content of programming of any television transmission that is transmitted by CUSTOMER.
c. CUSTOMER undertakes to utilize the capacity for the specific purposes for which the transponder capacity is provided. CUSTOMER understands and agrees that any use of transponder capacity for purposes other than that specified above shall constitute material breach of this Agreement and shall entail termination of this Agreement without any notice to the CUSTOMER. The decision of DOS shall be final and binding on the CUSTOMER.
d. CUSTOMER can commence uplinking only after it has obtained all the necessary clearances including that from MI&B, WPC/SACFA and NOCC’s type approval for the antennas. It is specifically understood that CUSTOMER assumes responsibility for obtaining the above clearances before the Revised Commencement Date.
e. The CUSTOMER shall comply strictly with the carrier plan, link budget etc submitted for approvals. CUSTOMER shall further assure that it shall abide by the technical procedures laid down by DOS/SES WORLD SKIES for the usage of the Capacity.
f. The CUSTOMER will offer full indemnity to DOS in this regard and keep DOS completely harmless against all costs, losses, injuries, damages, etc. that may arise on account of the CUSTOMER’s breach of any/all terms and conditions of this Agreement.
ANTRIX CORPORATION LTD. BANGALORE
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VIDEOCON d2h LIMITED MUMBAI

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ARTICLE 15. Antrix-Singtel Agreement – Acknowledgement of CUSTOMER
a. CUSTOMER hereby acknowledges and confirms that that ANTRIX has procured the Capacity i.e., the subject matter of this Agreement from Singtel under an Agreement dated August 01, 2015 bearing No. INSAT(ST-2)- DTH-1B-2015 only for the purpose of enabling DOS to provision this Capacity to the CUSTOMER for its DTH applications. CUSTOMER further acknowledges that it is the final beneficiary of capacity leased to DOS under the Antrix-Singtel Agreement. Further, CUSTOMER agrees and unconditionally accepts that DOS can provide this capacity if and only if such capacity is provided to DOS through Antrix by Singtel.
b. The CUSTOMER having examined the Antrix-Singtel Agreement in detail confirms that it is aware of the legal and contractual terms and conditions of the Antrix-Singtel Agreement, including the strict nature thereof and unconditionally acknowledges that this Agreement has been executed on a back-to-back basis.
c. The CUSTOMER hereby confirms and understands that terms and conditions placed upon it in this Agreement is a consequence of the terms and conditions placed upon Antrix under the Antrix-Singtel Agreement and for that reason, the CUSTOMER unequivocally agrees, confirms and acknowledges that any failure of or breach of any terms or conditions of this Agreement by the CUSTOMER, will as a consequence thereof, lead to a breach of the Antrix-Singtel Agreement. The CUSTOMER further acknowledges and confirms that in such an event, Singtel has certain rights and powers in respect of providing Capacity, including the stoppage of services and this situation may give rise to disputes between ANTRIX and Singtel.
d. The CUSTOMER hereby agrees, confirms and declares that it shall perform and satisfactorily fulfill all its obligations under this Agreement and ensure that there is no breach whatsoever hereof and in case of breach hereof leading to a negative impact upon DOS under the Antrix-Singtel Agreement, the CUSTOMER hereby unconditionally agrees to completely indemnify DOS against all costs, losses, liquidated or other damages, consequences, legal and attorney’s fees, penalties, etc. that may incur to DOS on account of action taken by Singtel under the Antrix-Singtel Agreement for breach thereof.
e. The CUSTOMER is aware that the Agreement dated August 01, 2015 bearing No. INSAT(ST-2)-DTH-1B-2015 between ANTRIX and Singtel is governed by the laws of England & Wales and the Arbitration in case of
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disputes, is to be conducted in London in accordance with UNCITRAL Arbitration Rules.
f. Therefore the Parties hereby unconditionally agree that in the event, any dispute(s) arise which may or may not lead to Arbitration between ANTRIX and Singtel, on account of the CUSTOMER’s default of any terms and/or conditions of this Agreement, the CUSTOMER shall keep and hold ANTRIX indemnified and harmless against all costs, injury, damages, losses, etc. that may incur upon ANTRIX, including costs of arbitration and dispute resolution, attorneys fees, other expenses, incidental or otherwise, whatsoever, related thereto. The CUSTOMER also unconditionally agrees that upon the request and instructions of DOS or ANTRIX it shall also participate and/or bear witness, produce documents, etc. in the said arbitration, whenever called upon, at its cost.
ARTICLE 16. Assignment
CUSTOMER shall not assign any of its rights or delegate any of its obligations hereunder.
ARTICLE 17: Sub-lease
CUSTOMER shall not sublease the transponder capacity. For the purposes of this clause, the channels turned around by the CUSTOMER, time slots allotted to third parties, etc. shall not be construed as sub-lease.
ARTICLE 18. Confidentiality
Each Party agrees that it will not disclose (by itself or through any employee or officer) this Agreement or the contents thereof to any person whatsoever, other than as may be required for the performance of obligations or enforcement of the provisions of this Agreement or as specified herein or as may be required in pursuance of any law, regulation, rule or order of any authority (legislative, executive or judicial.). This clause shall continue for the entire duration of this Agreement and for a period of one (1) year after the termination or expiry of this Agreement, including any extension thereof
ARTICLE 19. Governing Law
This Agreement and the rights and responsibilities of the Parties hereunder, shall be subject to and construed in accordance with the laws of India.
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INSAT-ST2/Ku/DTH/01/2015
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ARTICLE 20. Arbitration
a. Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity thereof, shall be first attempted to be resolved by mutual negotiations between the Parties. In the event, the Parties are not able to arrive at an amicable resolution of their disputes within 30 days of receipt of a written notice of such dispute(s), then the dispute(s) shall be referred to arbitration in accordance with the Arbitration and Conciliation Act, 1996.
b. The Arbitration shall be conducted by a Sole Arbitrator appointed mutually by the Parties. The place of arbitration shall be Bangalore and the Courts in Bangalore alone shall have jurisdiction in that regard. The language to be used in the arbitration proceedings shall be English. The considered decision or award of the arbitral tribunal shall be final and binding upon the Parties to the arbitration proceeding. The costs of the arbitration shall be equally shared by the Parties or as may be directed by the Arbitral Tribunal.
ARTICLE 21. Notices
Any communication concerning this Agreement by each party to the other shall, unless otherwise provided herein, be sufficiently made if sent by registered post acknowledgement due or by hand-delivery with due acknowledgement or by facsimile immediately followed by registered post to the address hereinafter specified, confirmed subsequently by registered post.
CUSTOMER :
Videocon d2h Limited
To the Attn of Mr. Himanshu Patil – C.O.O.
1st Floor, Tech Web Building
New Link Road
Oshiwara,
Mumbai, 400102, India
Fax No. - +9122 42555050
Mobile No. – +9198202 21518
Email id – himanshu.patil@d2h.com
DOS :
Director
Satellite Communication Navigation Programme Office,
Antariksh Bhavan, New BEL Road
Bangalore 560 231
Tel: +91 80 22172306
Email: sethu@isro.qov.in
ANTRIX CORPORATION BANGALORE
DEPARTMENT OF SPACE GOVT. OF INDIA
VIDEOCON d2h LIMITED MUMBAI

INSAT-ST2/Ku/DTH/01/2015 August 2015 Proprietary
ARTICLE 22. Full Agreement
This Agreement constitutes the full understanding and agreement of the Parties concerning the subject matter thereof, and any prior oral or written agreements and understandings of the Parties concerning the subject matter of this Agreement are hereby superseded and terminated except the Non-disclosure Agreement, which shall remain in force during the tenure of this agreement.
ARTICLE 23. Amendment
The terms and conditions of this Agreement shall not be varied except by mutual agreement of the Parties in writing.
In witness whereof the undersigned, duly authorised, have signed this Agreement.
For and On Behalf of For and On Behalf of
DEPARTMENT OF SPACE CUSTOMER
K. Sethuraman Director, SCNP
Authorised signatory
Indian space Research Organisation
Date:
Govt. of India, Dept. of Space
Antariksh Bhavan
New BEL Road - 560 231, / INDIA
Authorized signatory Date:
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VIDEOCON d2h LIMITED MUMBAI

INSAT-ST2/Ku/DTH/01/2015 August 2015 Proprietary

Exhibit – A

INSAT-ST2 at 88° E

SYSTEM CHARACTERISTICS

Ku band transponders (India coverage):

ST-2 Txps.	Uplink Freq (GHz)	Dnlink Freq (GHz)	Polarization Uplink/Downlink
K5A	13.939 – 13.993	11.137 – 11.191	H/V
K6A	14.001 – 14.055	11.456 – 11.510	H/V
K7A	14.064 – 14.118	11.519 – 11.573	H/V
K8A	14.127 – 14.181	11.582 – 11.636	H/V
K9A	14.190 – 14.244	11.645 – 11.699	H/V
K5B	13.939 – 13.993	11.137 – 11.191	V/H
K6B	14.001 – 14.055	11.456 – 11.510	V/H
K7B	14.064 – 14.118	11.519 – 11.573	V/H
K8B	14.127 – 14.181	11.582 – 11.636	V/H
K9B	14.190 – 14.244	11.645 – 11.699	V/H

Polarization	:	Linear (Vertical / Horizontal)
Each Transponder Bandwidth	:	54 MHz (usable)
Coverage Area	:	India main land
Nominal EIRP	:	As per attached plots
Output power	:	150 watts (TWTA)
Automatic Level Control	:	Yes
Satellite Receive G/T	:	As per attached plots
Saturation Flux Density	:	-75 dbW/m2 to -105 dbW/m2
Polarisation Discrimination	:	30 dB minimum

Exact frequencies, EIRP available in allocated bandwidth and other necessary technical details of space segment capacity including coverage area as mentioned in the Frequency Allocation Letter by SCNP.

ANTRIX CORPORATION LTD. BANGALORE

DEPARTMENT OF SPACE GOVT. OF

VIDEOCON d2h LIMITED MUMBAI

Page 26 of 26

INSAT-ST2/Ku/DTH/01/2015 August 2015 Proprietary
INSAT ST-2 K2 EIRP footprint:
40.00
30.00
20.00
10.00
0.00
North Latitude (Degrees)
60.00
70.00
80.00
90.00
100.00
110.00
East Longitude (Degrees)
44 46 48
50 52 54
55 51 +
48 46
44 50 52 54
46 48
44 50
44
50 52
48 46
44 46 50
48 46 44
INSAT ST-2 K2 G/T:
40.00
30.00
20.00
10.00
0.00
North Latitude (Degrees)
60.00
70.00
80.00
90.00
100.00
110.00
East Longitude (Degrees)
4 2
0 2 4 6 8
0 10 +
8
8
6
4 0 2
2 4 6
4 2
0 2 4
4
ANTRIX CORPORATION BANGALORE
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INSAT-ST2/Ku/DTH/01/2015 August 2015 Proprietary
INSAT- ST-2 K-2 Transponder Frequency details are us under:
ST-2 K-2 Transponder Frequency Details
K2
54 MHz Transponders
13966
14028
14091
14154
14217
1393913993
1400114055
1405414118
1412714181
14190114244
H
K5A
K6A
K7A
K8A
K9A
V
K5B
K6B
K7B
K8B
K9B
2802 Translation
2545 Translation
11164 CM
11483
11546
11609
11672
1113711191
1145611510
1151911573
1158211635
1164511699
V
K5A
K6A
K7A
K8A
K9A
H
K5B Bea 2
K6B
K7B
K8B
K9B
11196.00
Beacon 1 11450.25
ANTRIX CORPORATION BANGALORE
DEPARTMENT OF SPACE GOVT. OF INDIA
VIDEOCON d2h LIMITED MUMBAI

INSAT-ST2/Ku/DTH/01/2015 August 2015 Proprietary
Exhibit -B Payment Schedule
Use of capacity on INSAT- ST2 satellite system:
Bandwidth
(MHz)
Service Term
Price/MHz/ Month (USD)
Due date for Payment
10x54
MHz
August 01, 2015, to July 31, 2018
3318
In advance, by the fifteenth (15th) day of the month in question, for the provision of Capacity for that respective month
*Note: Payments to Antrix shall be made in INR, at the prevailing Customs notified FE rate, as per the details provided in the invoice.
Terms:
1. Upon signing of the agreement, CUSTOMER shall submit an irrevocable bank guarantee from a nationalized bank or scheduled commercial bank of good national repute for a value of USD 61,27,500* in equivalent INR Rupees, (equivalent to 25% of annual provision charges) for 10X54 MHz capacity. Such a Bank Guarantee shall be valid for a term of entire agreement term with a claim period of an additional three months. For this purpose, SSC includes Space Segment charges, applicable taxes and interest, if any for delayed remittance of SSC. CUSTOMER shall appropriately revise the bank guarantee value proportionately in accordance with increases/decrease in bandwidth or increase/decrease in provisioning rates in future.
*The Customer has already submitted a bank guarantee no. 0393BGFD000316 dated 05-05-2015 for the amount of Rs. 38,00,00,000/-, valid till 04-05-2018 and claim period till 03-11-2018, vide agreement no. INSAT-ST2 / Ku / DTH / 01 / 2012 dated April 19, 2012. The amendment to Bank guarantee for increasing the value, as above, shall be submitted by the Customer at the time of signing this agreement.
2. ANTRIX shall use reasonable endeavours to deliver an invoice to CUSTOMER fifteen (15) Business Days prior to the payment Due date. The CUSTOMER shall make the payment as per Article 5b and 5c. Such invoices shall be sent to the attention of :
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INSAT-ST2/Ku/DTH/01/2015 August 2015
Proprietary
Mr. Avanti Kanthaliya, CFO
Videocon d2h Limited
1st Floor, Tech Web Building
New Link Road
Oshiwara,
Mumbai 400 102, India
Fax No. – 0 22 4255 5050
Mobile: 0 99876 80055
Email: avanti.kanthaliya@d2h.com
3. For the avoidance of doubt, the obligation of CUSTOMER to pay the Charges shall arise regardless of whether an invoice or other notice of such payment from ANTRIX has been given to CUSTOMER.
4. Above price is exclusive of service tax and educational cess. NOCC charges shall be remitted from customer directly to concerned authorities.
5. Above price includes Withholding tax at the currently applicable rate at 20%, that is payable by SINGTEL and Antrix management charges at 7.5%.
6. All payments and charges payable by the CUSTOMER to DOS under the Agreement shall be subject to Indian Income Tax withholding, deductible at source, as may be applicable. CUSTOMER shall provide to ANTRIX the original TDS certificate along with the payment, as outlined in Article 6a.
7. Any direct or indirect taxes and duties, (any Income Tax / TDS / Tax under DTAA / any duties / taxes / levies, etc) including revision(s) if any, to the existing tariffs, levied by any governmental authority towards provision of transponder capacity that becomes payable by Antrix to or on behalf of SINGTEL, by virtue of this Service with SINGTEL shall be fully reimbursable by CUSTOMER. ANTRIX shall invoice the same along with the lease charges.
8. Payments to Antrix shall commence from Service Commencement Date and shall be made in INR, at the prevailing Customs notified FE rate, as per the details provided in the invoice.
9. CUSTOMER shall be liable to pay the provision charges based on the Rupee/Dollar conversion rate applicable on date of invoicing to CUSTOMER. In the event of a variation between the Rupee/Dollar conversion rate at which ANTRIX has invoiced the CUSTOMER and the rate on the date of payment by ANTRIX to Singtel, such variations shall be adjusted on a quarterly basis and shall be payable by/reimbursed to CUSTOMER, as appropriate. The Due date for remittance of exchange variation shall be paid within fifteen (15) days from the receipt of the respective debit / credit notes as per relevant
ANTRIX CORPORATION BANGALORE
DEPARTMENT OF SPACE GOVT. OF INDIA
VIDEOCON d2h LIMITED MUMBAI

INSAT-ST2/KU/DTH/01/2015 August 2015
Proprietary
exchange variation invoice. Any late payment shall attract interest at the rate mentioned in Article 5f. Any excess remittance shall be adjusted in the subsequent month’s invoice.
10. The Rupee-Dollar conversion rate shall be the one prevailing on the date of payment by ANTRIX to SINGTEL. Any variations in the FE rate shall be consolidated (along with corresponding service tax variations, due to FE fluctuations) and invoiced to CUSTOMER for payments.
11. The CUSTOMER shall pay to DOS in accordance with Article 5, through RTGS (as per details given below):
Name of Company : ANTRIX Corporation Limited
Bank Name : Canara Bank
Account Type : Current Account
Branch address : RMV Extension, Bangalore 560 080
Account No. : 0888201000767
MICR Code : 560015048
NEFT & RTGS IFS Code : CNRB 0000888
The CUSTOMER shall inform Antrix about the fund transfer (vide email or telephone call) immediately after the fund is transferred in bank account followed by letter by Post to:
Sr. Head Accounts & IFA
Antrix Corporation Ltd
Antariksh Bhavan
New BEL Road
Bangalore 560 231.
12. Antrix Corporation Limited, a 100% owned company of Department of Space, shall be the Contract Manager to administer the above said agreement in its entirety and is vested with all powers under this agreement including issue of legal notice and initiating other legal measures.
ANTRIX CORPORATION BANGALORE
DEPARTMENT OF SPACE GOVT. OF INDIA
VIDEOCON d2h LIMITED MUMBAI

INSAT-ST2/Ku/DTH/01/2015 August 2015
Proprietary
Exhibit C
Satellite User Guide
CUSTOMER shall observe the following operating procedures required to initialize an earth station and commence normal carrier operations on the space segment of the ST-2 Satellite.
a. Transmitted Carrier(s) : - The transmitted carrier(s) shall be operated within accepted industry standards and shall be within allocated satellite bandwidth.
b. Transmit Power : - DOS shall authorize a particular transmit power (EIRP) of the transmitting earth station. If the CUSTOMER calculates the particular transmit power, DOS shall review and approve the particular level before CUSTOMER commences access to the satellite.
c. Carrier Dispersal : - CUSTOMER is required to provide enough modulation at all times such that the downlink power flux density at the surface of the earth from the ST-2 Satellite shall not exceed the limits set by the ITU Radio regulations.
d. Polarization Isolation (Transmitting earth station) Isolation between orthogonal cross-polarized signals shall be at least 30dB. The polarization adjustment of the earth station antenna relative to the satellite shall be maintained to an accuracy of ± 1.0 Degree.
e. Carrier Line Up : - A line up test with ST-2 Satellite must be performed for each uplink antenna and each carrier assigned. Once the line-up test for the given carrier and antenna is completed, the carrier may not need to be re-tested even though it is not operated continuously.
The line-up test includes two parts. The first part includes the normal cross polarization checks and adjustments of the uplink earth station antenna and the calibration of the carrier’s uplink power level and frequency to assure the correct receive level (C+N/N) as specified in the transmission plan and/or link budget. The second part includes the normal coordination with the adjacent satellites to assure compliance with coordination agreements and to ensure no harmful interference to adjacent satellites is created by operation of the carrier on ST-2 Satellite.
ANTRIX CORPORATION BANGALORE
DEPARTMENT OF SPACE GOVT. OF INDIA
VIDEOCON d2h LIMITED MUMBAI